EXHIBIT 10.7

                                   eDiets.com
                   Arrangement Letter with Mallory Factor Inc.

Duties: Work with eDiets management to strategize and coordinate all public, media and investor relations efforts. Oversee the expenditure and implementation of such programs, including the hiring of firms and individuals to carry them out.

Budget: Authorized to spend with prior management approval up to $25,000 a month in fees plus expenses billed by firms and individuals carrying out these programs.

                     Any fee-based work by Mallory Factor and/or Mallory Factor Inc. must be pre-approved by eDiets.

                     eDiets will pay all reasonable expenses in carrying out the duties above.

Compensation:        Term:                     12 months

                     Equity Grant:             400,000 warrants at $0.75

                     Warrant Vesting:          Immediate

                     Warrant Expiration:       3 years from date of grant

Bonus Compensation:  A $50,000 cash bonus shall be considered by the Board at the end of 12-month period and will be rewarded for significant progress in accomplishing our goal of a Nasdaq listing.

If these terms are acceptable, please sign.

eDiets.com

By: /s/
    ----------------------------------------
     David R. Humble

Date: /s/
      --------------------------------------

ACCEPTED:

MALLORY FACTOR INC.

By: /s/
    ----------------------------------------
      Mallory Factor
Date:  January 8, 2001
       January 29, 2001